UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 27, 2008

HEARST-ARGYLE TELEVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14776	74-2717523
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 West 57th Street
New York, New York 10019
(Address of Principal Executive Offices)  (Zip Code)

(212) 887-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03. Material Modification to Rights of Security Holders.

See 5.03 below.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 27, 2008, the Registrant’s Executive Vice President and Chief Legal and Development Officer, Steven A. Hobbs, announced that he will resign his office effective March 31, 2008 in order to accept a position with the Registrant’s controlling stockholder, The Hearst Corporation (“Hearst”).  As a Vice President of Hearst, Mr. Hobbs will devote a substantial majority of his business time and efforts to Hearst’s business; however, the Registrant currently expects that Mr. Hobbs will provide corporate development services to the Registrant from time to time as mutually agreed with Hearst, including with respect to the Registrant’s retransmission consent negotiations with multichannel video programming distributors.  The Registrant will compensate Hearst for such services on terms that have not yet been determined.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 27, 2008, the Registrant’s board of directors approved an amendment and restatement of the registrant’s Bylaws.  The amendments are intended to authorize the issuance of non-certificated shares of the Registrant’s capital stock, as permitted by Delaware law, in order to make the Registrant’s Series A Common Stock eligible for participation in the New York Stock Exchange’s Direct Registration System.  The Amended and Restated Bylaws are attached as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Exhibit
3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST-ARGYLE TELEVISION, INC.

By:	/s/ Jonathan C. Mintzer
Jonathan C. Mintzer
Vice President, General Counsel and Secretary

Date: March 31, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Amended and Restated Bylaws.